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                                                                   EXHIBIT 10.25

                     DALLAS MARKET CENTER SERVICE AGREEMENT

This Agreement to provide Market Shuttle Services is made and entered into on the 1st day of February, 1997, by and between Market Center Management Company, Ltd. as manager for Dallas Market Center Company, Ltd., a Texas limited partnership, herein referred to as "DMC" and SuperShuttle International, Inc., a corporation of the state of Texas, herein referred to as "Supplier."

That for and in consideration of the mutual promises and covenants contained herein, and for the further consideration of the payments herein provided to be made by DMC to Supplier, the undersigned parties do hereby covenant and agree as follows:

PREMISES

The term "Premises" heretofore will include:

World Trade Center          2050 Stemmons Frwy., Dallas, TX 75207
Dallas Trade Mart           2100 Stemmons Frwy., Dallas, TX 75207
Market Hall                 2200 Stemmons Frwy., Dallas, TX 75207
Int'l Apparel Mart          2300 Stemmons Frwy., Dallas, TX 75207
Menswear Mart               2300 Stemmons Frwy., Dallas, TX 75207
Home Furnishings Mart       2000 Stemmons Frwy., Dallas, TX 75207

INDEMNIFICATION

SUPPLIER AGREES TO INDEMNIFY AND HOLD HARMLESS DALLAS MARKET CENTER COMPANY, LTD., ITS PARTNERS, ITS AFFILIATED COMPANIES, THEIR OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS FROM AND AGAINST ALL CLAIMS, DAMAGES LOSSES, LIENS, CAUSES OF ACTION, SUITS, JUDGMENTS AND EXPENSES, INCLUDING ATTORNEY FEES WHICH MAY ARISE OUT OF OR IN ANY WAY RELATE TO THE SERVICES PERFORMED BY SUPPLIER FOR DALLAS MARKET CENTER COMPANY, LTD., SPECIFICALLY, PERSONAL INJURY OR DEATH, EVEN IF CAUSED IN PART BY THE NEGLIGENCE OF DALLAS MARKET CENTER COMPANY, LTD., ITS PARTNERS, ITS AFFILIATED COMPANIES, THEIR OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS.

INSURANCE

Supplier agrees to obtain, carry and maintain, at its expense, for the duration of this Agreement, the following Insurance coverage:

     a) Commercial General Liability Insurance with a minimum limit of $2,000,000 Aggregate and Excess Liability with a minimum Aggregate limit of $1,000,000.

     b) Automobile liability for all owned and non-owned/hired vehicles with minimum limits of $350,000 and $4,650,000 excess auto for a total of $5 million.

     c) Supplier will continue the current "Employee Safety Program" this is in effect at time this agreement is signed. Supplier will notify DMC of any significant changes 30 days before they take place.

Dallas Market Center Company, Ltd. shall be named as an Additional Insured on all Liability policies. Supplier shall furnish to DMC original Certificates of Insurance reflecting this coverage prior to the signing of this Agreement.

ASSIGNMENT OR SUBCONTRACTING

Supplier shall not assign this Agreement or any interest herein or subcontract, assign or delegate any portions of the work (performed on DMC property) hereunder without DMC's prior written consent. DMC may assign this Agreement without Supplier's prior written consent.

NOTICES

All notices, requests, demands and other communications under this Agreement or in connection herewith shall be in writing and sent by certified mail to:

                       Dallas Market Center Company, Ltd.
                             2100 Stemmons Freeway
                                Dallas, TX 75207
                            Attn: Purchasing Manager

This Agreement shall be governed by the laws of the State of Texas. In the event of any dispute hereunder, revenue shall lie in Dallas County, Texas.

This Agreement shall be subordinate to any mortgage financing of all or any portion of DMC. Upon any foreclosure sale or acceptance of a deed in lieu thereof under any such financing, the purchaser shall have the option at any time following such sale to either terminate this Agreement, without cause or payment of premium or penalty with sixty (60) days prior written notice, or continue this Agreement in accordance with its terms.

TERM

This Agreement shall become effective for a primary term beginning February 1, 1997, and expiring January 31, 1999. DMC will have two additional one year options. The prices will increase no more than 5% the first option year and no more than 5% the second option year.

Any and all changes to this Agreement must be agreed to by both parties in writing and added in amendment form.

                                                            [Illegible]
                                        ----------          -----------
                                        DMC                 Supplier
                                        Initials            Initials

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GENERAL TERMS AND CONDITIONS

I.   DEFINITIONS

Dallas Market Center Complex shall mean and include the Home Furnishing Mart, World Trade Center, Trade Mart, Market Hall, The International Apparel Mart and the Menswear Mart, singularly or collectively, as indicated by context;


Market shall mean any event, show, market or other similar event which is held, produced or located in the Dallas Market Center complex and which Dallas Market Center, in its sole discretion, shall designate as a Market.


Market Date shall mean the first calendar date of a Market.


Preferred Hotel shall mean a hotel selected and designated by DMC in its sole discretion as a Preferred Hotel and which has executed and entered into a Preferred Hotel Agreement with DMC.


Market Guest shall mean a Market attendee who is a guest of the Preferred Hotel during the duration of a market which the guest is attending.


II.  GENERAL REQUIREMENTS

A. Vehicles - All vehicles shall be supplied, maintained, and repaired by the supplier in accordance with the prevailing law and industry standards. Vehicle design and performance shall be in accordance with prevailing law and industry standards. Buses shall be no more than ten years old. Vans shall be no more than four years old and shall accommodate no more than 15 passengers. To be in service, any vehicle must provide heating and air conditioning as needed by the prevailing weather, must provide working doors and windows, and must provide working/marked emergency exits, and must otherwise be in good, safe working condition. Supplier will have an Americans with Disabilities ACT (ADA) vehicle available for charter during all hours of market operations.

B. Drivers/Mechanics - All drivers and mechanics shall be licensed, trained personnel consistent with prevailing law and industry standards. All drivers must be in uniform. Staff must be trained and educated to provide high service standards to DMC market guests.

C. Safety - Reasonable, prudent measures shall be taken by the service supplier to ensure the safety of passengers and the general motoring public at all times consistent with prevailing law and industry standards.
     Safety concerns will prevail over any other requirements of this description.

D. General License/Franchise Agreements - It is the sole responsibility of the supplier to obtain the necessary franchise agreements, licenses or other required permission from federal, state and local agencies to operate as a transit provider. Supplier is responsible for compliance with city ordinance and applicable filings with City and State.

E. Cleanliness - Buses shall be cleaned inside and out to a reasonable, satisfactory level and on a periodic basis for the benefit of passengers.

F. Ridership Records - Ridership records of all transportation service must be maintained on a daily basis for each route operated. Daily records shall be reported to DMC within five (5) working days from the end of each Market DMC may audit these records at any time with prior written notice. The format of these records may be determined by DMC.

G. Modification of Service - Both DMC and the supplier may propose service changes in writing and in advance. After mutual review, DMC shall make the final approval or disapproval of said changes.

H. Communications - All vehicles must be equipped with two-way communication. Supplier must provide a transportation dispatch to service all inbound transportation calls and to monitor vehicle locations. Supplier must provide one transportation coordinator for Markets requiring more than eight vehicles.

I. Meetings - No less than four business days prior to any market, a pre-conference meetings will be held to finalize all equipment needs, hours of operation, coordinator location and hours, and dispatcher hours. Supplier will operate all contracted vehicles according to the schedules hours, as indicated in each pre-market meeting. The Transportation Supervisor and DMC Manager will meet at the end of each market day to review a daily update report comparing details from the pre-conference meeting to actuals (hours of operation, observations, equipment out of service, etc).

J. Services Provided - Supplier agrees to provide transportation from selected Preferred Hotels to the Dallas Market Center Complex according to a transportation schedule submitted to Supplier by DMC one month before each market date. Only market guests may use the scheduled transportation. Supplier will not provide transportation to guests of a Preferred Hotel who are not market guests with any equipment contracted under this agreement.

                                                                [Illegible]
                                               ------------    -------------
                                                   DMC            Supplier
                                                 Initials         Initials

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K. Routes - All DMC approved routes will be adhered to by Supplier's drivers.

Supplier will have to authority to increase or decrease the quantity of vans or buses according to the demand of the traffic flow, not exceeding the DMC cost estimate, as indicated in the pre-Market meeting.

III. PRICING

Supplier shall not increase the bill rates during the primary term of this agreement. However, a fuel surcharge will be added to the bill rates commensurate with increased cost above $1.50 per gallon. The fuel surcharge will be based only on actual increased fuel cost and invoices reflecting such increases will be submitted to DMC with payment request prior to any contracted show date.

Following are the bill rates:

Hourly Rates

     Hourly rate for first five (5) 21-25 passenger mini-buses
       each market ( 3 hour minimum)                             $40.00

     Hourly rate for 21-25 passenger mini-buses                  $46.00
       (3 hour minimum)

     Hourly rate for 47-52 passenger bus                         $56.00
       (3 hour minimum)

     Hourly rate of ADA accessible van                            32.00
       (3 hour minimum)


Daily Rates

     Daily rate for 14 passenger van (12 hours)                 $252.00

     Additional hours                                           $ 18.00

     Hourly bill rate for Transportation Coordinator            $ 12.00

     ExecuCar service trip bill rate (each way to and from DMC  $ 30.00
        Complex or Preferred Hotels and either DFW or Love
        Field airports.)

     A 15 minute travel time each way will be charged per vehicle on each trip.

     Supplier will provide all portable two-way radios for transportation coordinators at no charge to DMC.

IV.  PAYMENT

DMC Shall pay 50% of the estimated cost of each market no less than 5 days prior to commencement date of each market and the balance 15 working days after approved invoice has been received.

V.  DMC's AGREEMENTS

A) DMC will provide signage for the complex, Preferred Hotels, and Supplier's vehicles.

B) DMC will provide dispatch office and staging area for each Market.

C) DMC will provide two telephones to be utilized by Supplier's Dispatch Center.

D) DMC will provide staging area for Supplier's Airport transfer service. Supplier shall be the exclusive airport transportation carrier with the exception of taxi service.

VI. SUPPLIER's AGREEMENTS

A) Supplier assumes full responsibility for all DMC passengers transported and carries a $350,000 auto insurance policy and a $4,650,000 excess auto policy that covers all market dates and contracts requested by DMC. A copy of the policy is attached.

B) Supplier will distribute transportation schedules and signage to each Preferred Hotel at least three (3) days prior to each market. The transportation coordinator will also review schedules with Hotel staff. Supplier will also be responsible to pick up signage at the end of market.


                                  -------         -----
                                   DMC            Supplier
                                   Initials       Initials

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                                                                              4

C) Supplier will educate and train staff to provide high service standards to DMC customer base.

D) Supplier will pay DMC a $1.00 commission fee for each passenger transported to DFW Airport or Love Field Airport from the Dallas Market Center.


VII. DEFAULT

The following shall constitute events of default by Supplier:

The failure of Supplier to fulfill or perform in whole or in part, any term, condition, agreement or provision of this Agreement.


VII. TERMINATION

A. Upon the occurrence of any event of default, in addition to and cumulative of any and all rights and remedies available to either party under this agreement.

B. At the sole discretion of either party, DMC or Supplier may give notice of intention to terminate this Agreement whereupon this Agreement shall terminate upon the expiration of thirty (30) days after the giving of such notice. In addition to and cumulative of the foregoing, upon the occurrence of any event of default on the part of Supplier, fees and commissions and other sums then due payable to either party under this Agreement shall be promptly paid.


IX.  MISCELLANEOUS

A) Non-Waiver: - Any failure of DMC to declare any default immediately upon occurrence thereof, any course of dealing between DMC and Supplier or any other person, any delay on the part of DMC in exercising any rights under this Agreement, any acceptance of Commission by DMC, or any failure to enforce any provision of the Agreement, shall not operate as a waiver of any rights of DMC except to the extent, if any, expressly waived in writing by DMC. DMC shall have the right to declare any default or enforce any provision of the Agreement at any time and take such action as may be lawful or authorized hereunder, either at law or in equity.

B) Attorney's Fees - In the event Supplier defaults in the performance of any of the terms, covenants, agreements or conditions herein contained and DMC places the enforcement of this Agreement, or any part thereof, or the collection of any commissions due or to become due in the hands of an attorney, who files suit upon the same, Supplier agrees to pay DMC reasonable attorneys' fees, which shall in no event be less than ten percent (10%) of the outstanding amounts due to DMC.

C) Entire Agreement - No oral statements or prior written material not specifically incorporated herein shall be of any force or effect. Supplier agrees that in entering into this Agreement, it relies solely upon the representations and agreements contained in this Agreement and no others.


D) Notices - Any notices or communication hereunder must be in writing, may be given by registered mail or certified mail, shall be deemed to have been given and received when a registered or certified letter containing such notice, properly addressed, with postage prepaid, is deposited in the United States Mail. Such notices or communications shall be given to the parties hereto at the addresses sets forth on the signature page hereof or at any other address of which one party notifies the other party in writing.

E) Binding Effect - The provisions of this Agreement shall be binding upon and inure to the benefit of DMC and Supplier, respectively, and to their respective heirs, personal representatives, successors, and permitted assigns.

F) Interpretation - The Agreement and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the State of Texas. The determination that one or more provisions of this Agreement is invalid, void, illegal or unenforceable shall not affect or invalidate the remainder. All obligations of either party requiring any performance after the expiration of the Term shall be fully enforceable.

                                                                [Illegible]
                                               ------------    -------------
                                                   DMC            Supplier
                                                 Initials         Initials
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ACCEPTANCE:                             ACCEPTANCE:

Dallas Market Center Company, Ltd.      SuperShuttle International Inc.



By:  DMC Holding, Inc.



                                        /S/ ILLEGIBLE SIGNATURE
________________________________        ____________________________________
Authorized Agent                        Authorized Agent



                                        Gen. Mgr.
________________________________        ____________________________________
Title                                   Title



                                        6/9/97
________________________________        ____________________________________
Date                                    Date